Exhibit 10.1

Avista Corporation

Base Compensation Table

Name and Principal Position	Previous Base Compensation	New Base Compensation*
Scott L. Morris President and Chief Operating Officer (1)	$325,000	$375,000

Malyn K. Malquist Executive Vice President and Chief Financial Officer (2)	$325,000	$350,000

(1)	Named president and chief operating officer on May 12, 2006. Previously senior vice president of Avista Corporation and president of Avista Utilities.

(2)	Named executive vice president and chief financial officer on May 12, 2006. Previously senior vice president and chief financial officer of Avista Corporation.

*	Effective May 15, 2006